Exhibit 16.1

RBSM LLP

Certified Public Accountants

5 West 37th Street

9th Floor

New York, New York 10018

December 23, 2010

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Four Rivers Bioenergy Inc.’s (the “Company”) Form 8-K dated December 23, 2010, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP

RBSM LLP